Exhibit 99



                                                     October 16, 2002


Masco Corporation
21001 Van Born Road
Taylor, Michigan  48180

         Re: Masco Corporation
             Registration Statements on Form S-3
             (Reg. Nos. 333-73802 and 333-100506)

Dear Sirs:

     I have acted as your counsel in connection with the filing of the Registration Statements on Form S-3 (Reg. Nos. 333-73802 and 333-100506) under the Securities Act of 1933, as amended (the "Act"), registering securities of Masco Corporation (the "Company"), including among other securities, debt securities, which registration statements have heretofore become effective. Such registration statements as amended and supplemented, including documents incorporated therein by reference, are herein collectively referred to as the "Registration Statements." I have also acted as your counsel in connection with the issuance and sale of $350,000,000 aggregate principal amount of the Company's 5-7/8% Notes Due 2012 (the "Securities") in an underwritten public offering pursuant to an Underwriting Agreement dated as of October 10, 2002 between the Company and the underwriters named therein. The Securities are to be issued under an Indenture dated as of February 12, 2001 between the Company and Bank One Trust Company, National Association, as Trustee (the "Indenture"). The prospectus dated January 8, 2002 and the prospectus supplement dated October 10, 2002 relating to the Securities (the "Prospectus Supplement") in the forms filed with the Commission pursuant to Rule 424 of the Act, including documents incorporated therein by reference, are herein referred to as the "Prospectus."

     I, or attorneys under my supervision upon whom I am relying, have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and corporate records, as I have deemed necessary or advisable for the purpose of this opinion, and I have participated in the preparation of the Registration Statements. Based upon the foregoing, I am of the opinion that:

     (1) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware;

     (2) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company; and

     (3) The issuance of the Securities has been duly authorized by appropriate corporate action, the Securities have been duly executed, authenticated and delivered in accordance with the Indenture and sold as described in the Registration Statements, including the Prospectus and Prospectus Supplement relating to the Securities, and the Securities are valid and binding obligations of the Company entitled to the benefits of the Indenture.

     I hereby consent to the filing of this opinion as Exhibit 99 to the Company's Current Report on Form 8-K. I also consent to the reference to me under the caption "Legal Opinions" in the Prospectus.

                                              Very truly yours,


                                              /s/ John R. Leekley
                                              John R. Leekley
                                              Senior Vice President and
                                                General Counsel